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                                                                     EXHIBIT 2.1


                               SECOND AMENDMENT TO
                        ASSET PURCHASE AND SALE AGREEMENT

            THIS SECOND AMENDMENT TO THE ASSET PURCHASE AND SALE AGREEMENT (this "Second Amendment") is made as of July 30, 2001 by and among General Mills, Inc., a Delaware corporation ("General Mills"), The Pillsbury Company, a Delaware corporation ("Pillsbury" and, together with General Mills, the "Sellers" and each, a "Seller"), and International Multifoods Corporation, a Delaware corporation ("Buyer"). Unless otherwise specified, capitalized terms herein shall have the meaning ascribed to them in the First Amended Asset Sale Agreement (as herein defined).

                                   WITNESSETH:

            WHEREAS, Sellers and Buyer are the parties to that certain Asset Purchase and Sale Agreement, dated as of February 4, 2001 (the "Original Asset Sale Agreement");

            WHEREAS, Sellers and Buyer are the parties to that certain First Amendment to the Original Asset Sale Agreement, dated as of April 26, 2001 (the "First Amendment");

            WHEREAS, the Original Asset Sale Agreement as amended by the First Amendment shall hereinafter be referred to as the "First Amended Asset Sale Agreement"; and

            WHEREAS, the parties to the First Amended Asset Sale Agreement desire to amend the First Amended Asset Sale Agreement as set forth in this Second Amendment;

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Second Amendment, and intending to be legally bound hereby, the parties hereto agree as follows:

            1. AMENDMENT OF TERMINATION PROVISIONS. Section 10.1(e) of the First Amended Asset Sale Agreement is hereby replaced in its entirety with the following:

                  "(e) by either Seller or Buyer if the Closing does not occur on or prior to September 28, 2001;"

            2. COUNTERPARTS; EFFECTIVENESS. This Second Amendment and any amendments hereto may be executed by facsimile and in one or more counterparts, all of which shall be considered one and the same agreement. Except as expressly amended hereby, the terms and conditions of the First Amended Asset Sale Agreement shall remain in full force and effect. The First Amended Asset Sale Agreement, as amended by this Second Amendment, shall be binding upon the parties hereto and their successors and permitted assigns. This Second Amendment shall be effective as of the date first written above.

            3. GOVERNING LAW; JURISDICTION AND FORUM; WAIVER OF JURY TRIAL. (a) This Second Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota applicable to agreements made and to be performed entirely within such State, without regard to the choice of law principles thereof.

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            (b) Sellers and Buyer hereby irrevocably consent to the exclusive jurisdiction and venue of the Courts of the State of Minnesota and the United States District Court for the District of Minnesota, in connection with any action or proceeding arising out of or relating to this Second Amendment. Buyer hereby irrevocably appoints Buyer's General Counsel as its authorized agent upon whom process may be served in any such action or proceeding instituted in any such court and waives any objections to personal jurisdiction with respect thereto. Sellers hereby irrevocably appoint General Mills' General Counsel as their authorized agent (PROVIDED that until the Acquisition is consummated, Pillsbury appoints its General Counsel as its authorized agent) upon whom process may be served in any such action or proceeding instituted in any such court and waives any objections to personal jurisdiction with respect thereto.

            4. HEADINGS; DEFINITIONS. The section and article headings contained in this Second Amendment are inserted for convenience of reference only and will not affect the meaning or interpretation of this Second Amendment. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

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            IN WITNESS WHEREOF, the parties hereto have caused this Second
Amendment to be duly executed and delivered as of the date first written above.



                                 GENERAL MILLS, INC.



                                 By:     /s/ D.I. Malina
                                    --------------------------------------------
                                    Name:  Daniel I. Malina
                                    Title: Vice President, Corporate Development


                                 THE PILLSBURY COMPANY



                                 By:     /s/ David E. Schmitt
                                    --------------------------------------------
                                    Name:  David E. Schmitt
                                    Title: Vice President and General Counsel


                                 INTERNATIONAL MULTIFOODS CORPORATION



                                 By:     /s/ Gary E. Costley
                                    --------------------------------------------
                                    Name:  Gary E. Costley
                                    Title: Chairman of the Board, President
                                             and Chief Executive Officer